CONSULTING AGREEMENT



         AGREEMENT effective as of the 1st day of April, 2002, by and between Concord Consulting Group, a consulting firm domiciled in the State of Florida hereinafter referred to as the "Consultant", and eSAFETYWORLD, Inc. whose principal place of business is located at in Bohemia, New York hereinafter referred to as "Company." Consultant and Company are collectively referred to as the "Parties"

         WHEREAS, the Company desires to engage the services of the Consultant to perform consulting services for the Company as an independent contractor and not as an employee; and

         WHEREAS, Consultant desires to consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management of;

         NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of five years commencing on April 1, 2002. This Agreement shall automatically renew for an additional year at each anniversary date, unless either party gives sixty (60) days written notice to the other party of his intent not to renew for an additional period. This agreement, however, will be cancelable at the option of Company if Consultant fails to introduce at least six clients that engage Company in any 12 month period during the term of this agreement. If this Agreement is terminated by Company for cause, Consultant and its principal will be responsible to return all amounts paid by Company to Consultant that have not been earned as of the date of termination.

2. Consultations. Consultant shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, principally with respect to assisting the Company in obtaining established companies as consulting clients and with investor relations. It is also understood that Consultant and its principal will offer the Company the right of first refusal to participate in all consulting engagements in which it becomes involved or engaged during the term of this agreement. The terms of the participation will be negotiated on a case by case basis.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the
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         Consultant  shall not be liable  to the  Company,  or to  anyone  who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4. Compensation. The Consultant shall receive compensation from the Company for the performance of the services to rendered to the Company pursuant to the terms of the agreement of $100,000 per annum which shall be earned ratably throughout the term of the agreement. The method and timing of payments shall be subject to negotiation between the Parties. In addition, the Company shall reimburse the Consultant for any reasonable out of pocket expenses incurred by the Consultant pursuant to the terms of this agreement provided that such expenses are approved in writing prior to their incurrence. Consultant shall be paid a bonus or success fee, as determined by the Board of Directors or the Compensation Committee thereof, for strategic acquisitions or mergers in which Consultant participates.

5. Governing Law. This Agreement is entered into under and shall be governed by the laws of the state of New York, excluding
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         law respecting the choice or conflicts of law.

6. Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled
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         by arbitration  in accordance of the rules of the American  Arbitration
         Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New
         York. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

7. Entire Agreement. This Agreement contains the entire agreement of the Parties and may be modified or amended only by
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         agreement in writing, signed by the Parties.


         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 1st day of April, 2002.


eSAFETYWORLD, Inc.:





By:
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Concord Consulting Group:




By:
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